Exhibit (a)(5)(K)

September 28, 2018

Dear Valued Customer,

As you may have already seen, Staples launched their tender offer on September 24, allowing Essendant shareholders to begin tendering their shares to Staples and marking an important milestone toward completing our transaction.

We know many of you have questions about Staples’ plans for Essendant following the completion of the transaction. While some of the specific details have yet to be determined, we are confident that Essendant customers will begin to realize benefits from bringing together the capabilities of both companies quickly after the transaction closes.

Helping our resellers grow their business remains our top priority, and the benefits from this transaction will support that growth. First and foremost, we will benefit from Staples’ lower costs, which can be shared with our customers going forward. Furthermore, we will leverage Staples’ vast product assortment to provide customers with additional product solutions. Adding Staples supply chain capabilities and e-commerce innovation to Essendant’s offerings will allow us to provide even more resources to help our resellers succeed.

In addition to conveying these benefits, we want to assure you that protection of customer data is top of mind. Essendant is committed to ensuring our customers reap the benefits of our added capabilities while continuing to operate in the marketplace in the same way as today. Once the transaction closes, the commercial operations of Essendant and Staples will remain separate, as they are today. Staples has committed to put in place a strong, externally monitored firewall to ensure that Essendant customer data is entirely insulated from Staples’ sales team.

This transaction will enhance Essendant’s ability to efficiently deliver a strong product and solution offering at competitive prices. Over the coming weeks, we will continue to work toward meeting the regulatory and other conditions necessary to complete the transaction, which we expect to close in the fourth quarter of 2018. As we’ve previously shared, your Essendant point of contact remains the same, and you can be sure that our relationship with you remains our top priority.

Thank you for your continued partnership. We look forward to sharing the benefits of this transaction with our customers and continuing to provide your business the products and solutions it needs to grow. We will keep you informed of further developments as appropriate, but in the meantime, please feel free to reach out with any additional questions.

Sincerely,

ESSENDANT    One Parkway North Boulevard, Suite 100, Deerfield, IL 60015    O 847 627 7000

Cautionary Statement

This letter contains forward-looking statements, including statements regarding the proposed acquisition of Essendant Inc. (“Essendant”) by Staples, Inc. (“Staples”). From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of Essendant and the expected timing of the proposed transaction with Staples and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many Essendant stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction with Staples on a timely basis or at all, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act); the occurrence of events that may give rise to a right of one or both of Essendant and Staples to terminate the merger agreement; the risk that, prior to the completion of the transaction, Essendant’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction with Staples on the market price of Essendant’s common stock and/or on its business, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; the ability of Essendant to retain and hire key personnel; and the risks and uncertainties pertaining to Essendant’s business, including those detailed under “Risk Factors” and elsewhere in Essendant’s public periodic filings with the U.S. Securities and Exchange Commission (the “SEC”). There can be no assurance that the proposed transaction with Staples or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Essendant’s statements and reports on Forms 10-K, 10-Q and 8-K and Schedule 14D-9 filed with or furnished to the SEC and other written statements made by Essendant from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and Essendant undertakes no obligation to revise or update it.

ESSENDANT    One Parkway North Boulevard, Suite 100, Deerfield, IL 60015    O 847 627 7000

Additional Information

This letter does not constitute an offer to buy or a solicitation of an offer to sell any securities. On September 24, 2018, Staples, Egg Parent Inc. and Egg Merger Sub Inc. filed with the SEC a Tender Offer Statement on Schedule TO with respect to the tender offer, and Essendant filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain the Schedule TO, the Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by Essendant with the SEC may also be obtained free of charge at Essendant’s website at www.essendant.com or by contacting Essendant’s Investor Relations Department at (847) 627-2900.

ESSENDANT    One Parkway North Boulevard, Suite 100, Deerfield, IL 60015    O 847 627 7000